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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2002


                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


            000-25677                                    51-0384117
     (Commission File Number)               (I.R.S. Employer Identification No.)



                            1620 - 400 Burrard Street
                   Vancouver, British Columbia V6C 3A6, Canada
                    (Address of principal executive offices)


                                 (604) 683-5767
              (Registrant's telephone number, including area code)


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ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS.

On June 25, 2002, Cybernet Internet Dienstleistungen AG ("Cybernet AG"), a wholly-owned subsidiary of Cybernet Internet Services International, Inc. (the "Registrant"), entered into an asset purchase and transfer agreement (the "Asset Purchase and Transfer Agreement") between Cybernet AG and Disko Leasing GmbH ("Disko") whereby Cybernet AG sold all of its assets, equipment, furniture and fixtures located in its data centers in Hamburg, Frankfurt and Munich (the "Data Centers") to Disko in consideration for approximately euro 33,591,877. The net payment received by Cybernet AG after payment of an arrangement fee to Telehouse Deutschland GmbH ("Telehouse") and the offsetting of pre-payments and other amounts is, exclusive of VAT, approximately euro 29 million.

Pursuant to the terms of the Asset Purchase and Transfer Agreement, Cybernet AG also (i) cancelled certain lease agreements for space Cybernet AG had leased for the Data Centers, (ii) terminated the operating agreements for the Data Centers as of June 30, 2002 under an agreement (the "Termination Agreement") with Telehouse, (iii) amended the service agreements for the Data Centers in Frankfurt and Munich under which Cybernet AG leases back from Telehouse co-location areas, and (iv) paid an arrangement fee to Telehouse under an agreement (the "Arrangement Fee and Settlement Agreement") dated June 25, 2002 between Cybernet AG and Telehouse, (collectively, the Asset Purchase and Transfer Agreement and (i) to (iv) above are referred to as the "Transaction").

The consideration received by Cybernet AG under the Asset Purchase and Transfer Agreement is based on the forgone income of Cybernet AG from the Data Centers due to the cancellation of its lease agreements and operating agreements, and the current fair market value of the assets of the Data Centers. Under the Arrangement Fee and Settlement Agreement, Cybernet AG agreed to pay Telehouse fees of approximately euro 1,250,000 in connection with the conclusion of the Asset Purchase and Transfer Agreement and the closing of the transactions contemplated thereby. In addition, as a result of the Termination Agreement, the monthly fees due to Cybernet AG under the Data Center operating agreements cease as of June 25, 2002.

The Transaction constitutes the exercise of the option granted to Telehouse ("Telehouse") under an option agreement (the "Option Agreement") entered into on January 29, 2002 between Cybernet AG and Telehouse. Reference should be made to the Form 8-Ks filed by the Registrant on January 30, April 3, May 3 and May 21, 2002 relating to the Option Agreement which are incorporated herein by reference.

The summary of the Asset Purchase and Transfer Agreement, the Termination Agreement, the Arrangement Fee and Settlement Agreement and the Transaction are qualified in their entirety by reference to the agreements which are attached hereto as exhibits.

ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

(b)     Pro  forma  financial  information.

        To  be  filed  by  amendment.


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(c)     Exhibits.

EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

      2.1 Asset Purchase and Transfer Agreement dated June 25, 2002 between Cybernet Internet Dienstleistungen AG and Disko Leasing GmbH.

      2.2 Termination Agreement Concerning the Data Center Operating Agreements dated June 25, 2002 between Cybernet Internet Dienstleistungen AG and Telehouse Deutschland GmbH.

      2.3 Arrangement Fee and Settlement Agreement dated June 25, 2002 between Cybernet Internet Dienstleistungen AG and Telehouse Deutschland GmbH.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                   CYBERNET  INTERNET  SERVICES
                                                   INTERNATIONAL,  INC.

                                                   /s/ Roy Zanatta
                                                   ----------------------------
                                                   Roy  Zanatta
                                                   Secretary


Date: June 27, 2002
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                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
                                    FORM 8-K

                                  EXHIBIT INDEX


EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

      2.1 Asset Purchase and Transfer Agreement dated June 25, 2002 between Cybernet Internet Dienstleistungen AG and Disko Leasing GmbH.

      2.2 Termination Agreement Concerning the Data Center Operating Agreements dated June 25, 2002 between Cybernet Internet Dienstleistungen AG and Telehouse Deutschland GmbH.

      2.3 Arrangement Fee and Settlement Agreement dated June 25, 2002 between Cybernet Internet Dienstleistungen AG and Telehouse Deutschland GmbH.